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                                                                   EXHIBIT 4.2


                               (FACE OF SECURITY)



No.                                                                  $

                                                               CUSIP _________

                              CIMETRIX INCORPORATED

                            10% SENIOR NOTE DUE 2002

Cimetrix Incorporated, a Nevada corporation, promises to pay to ______________ ___________________ or registered assigns, the principal sum of _______________ Dollars on _________, 2002, and to pay interest on the unpaid principal sum from the date, at the rate, and on the dates specified in this certificate.

                  Interest Payment dates: April 1 and October 1

                     Record Dates: March 15 and September 15

                   Additional provisions of this Security are
                set forth on the reverse side of this certificate


Dated:                      , 1997


                                                     CIMETRIX INCORPORATED


                                                     By


                                                     By

                                                                      (SEAL)


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                              (Reverse of Security)

                              CIMETRIX INCORPORATED

                            10% Senior Note Due 2002


         This Security is one of a duly authorized issue of senior notes of Cimetrix Incorporated (the "Company"), a Nevada corporation, designated as its 10% Senior Notes Due 2002 (the "Securities"), limited to an aggregate principal amount determined pursuant to paragraph 4 below, except for Securities issued in exchange for transferred Securities or in substitution for lost, destroyed, or wrongfully taken Securities, all issued or to be issued under an Indenture dated as of __________, 1997 (the "Indenture"), between the Company and the initial holders of the Securities, to which Indenture and all indentures supplemental to it reference is made for a further description of the duties, rights, obligations, and immunities of the Company and the holders of the Securities.

         1. INTEREST. The Company shall pay interest on the unpaid principal amount of this Security, from the date of this Security until maturity, at the annual rate shown above, payable in arrears on April 1 and October 1 of each year, beginning April 1, 1998. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company shall pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities at the close of business on the record date for the next interest payment date even though Securities are cancelled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money, and it may mail an interest check to a holder's registered address.

         3. PAYING AGENT, REGISTRAR. Initially, the Company will act as Registrar and Paying Agent. The Company may change any Registrar, Paying Agent, or co-registrar without notice. The Company may act in any such capacity.

         4. INDENTURE. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code, Sections 77aaa-77bbb), as in effect on the date of the Indenture (the "Act"). The Securities are subject to all those terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms. The Securities are unsecured general obligations of the Company limited to $[add amount] in aggregate principal amount.


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         5. OPTIONAL REDEMPTION. The Company may redeem at its option all the
Securities at any time or some of the Securities from time to time (subject to the provisions of the Indenture), on not less than 30 nor more than 60 days' prior notice given as provided in the Indenture, at the following redemption prices, expressed in percentages of principal amount, if redeemed during the twelve-month period beginning on October 1 of each year indicated:

                       PERIOD                 REDEMPTION PRICE
                       ------                 ----------------
                         1999                         105%
                         2000                         103%
                         2001                         101%

in each case together with accrued interest to the redemption.

         6. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 can be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption. If a notice or communication is sent in the manner provided in the Indenture, it is duly given, whether or not the addressee receives it. Failure to send a notice or communication to a Securityholder or any defect in it shall not affect is sufficiency with respect to other Securityholders.

         7. CHANGE OF CONTROL. Upon a change of Control, each Holder of Securities will have the right to require the Company to repurchase all or any part of the Securities of such Holder at a repurchase price in cash equal to 100% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

         8. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. The transfer of Securities can be registered and Securities can be exchanged as provided in the Indenture. Securities indorsed to the order of bearer will not be registered for transfer. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any fees and taxes required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange


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or register the transfer of any Securities for a period of 15 days before the
Trustee's selection of Securities to be redeemed.

         9. PERSONS DEEMED OWNERS. The registered holder of a Security will be treated as its owner for all purposes.

         10. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years, or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company for payment.

         11. DISCHARGE. Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with a trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

         12. AMENDMENTS AND WAIVERS. Subject to certain exceptions set forth in the Indenture, the Indenture or the Securities can be amended with the consent of the holders of at least a majority in principal amount of the Securities and any existing default can be waived with the consent of the holders of a majority in principal amount of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Indenture or the Securities can be amended to cure any defect, ambiguity, or inconsistency, to comply with Article 5 of the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities, to add guarantees with respect to the Securities, to secure the Securities, to add additional covenants or surrender rights and powers conferred on the Company, or to make any change that does not adversely affect the rights of any Securityholder.

          13. DEFAULTS AND REMEDIES. The following constitute an Event of
Default: (a) the Company does not pay any interest on the Securities for 30 days after it is due; (b) the Company does not pay any principal of the Securities when due at its Stated Maturity, (c) upon redemption; (d) failure by the Company to comply with Article 5 of the Indenture, (e) failure by the Company to comply with any of its other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (f) failure by the Company to pay any Indebtedness within any applicable grace period after final maturity or acceleration by the Holders thereof because of a default and the total amount of the Indebtedness unpaid or accelerated exceeds $250,000, (g) certain events of bankruptcy or insolvency of the Company, or (h) the rendering of any judgments or decrees for the payment of money in excess of $100,000.

         If an Event of Default occurs and is continuing, the Holders' Agent (as defined in the Indenture) or the holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Securityholders are not entitled to enforce the Indenture or the


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Securities except as provided in the Indenture. The Holders' Agent may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Holders' Agent in its exercise of any trust or power.

         14. HOLDERS' AGENT DEALINGS WITH COMPANY. Subject to certain limitations imposed by the TIA, the Holders' Agent under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not Holders' Agent.

         15. NO RECOURSE AGAINST OTHERS. A director, officer, employee, or stockholder, as such, of the Company is not liable for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of those obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

         16. ISSUANCE AND GOVERNING LAW. This Security is valid only if it has been validly issued by the Company. This Security is governed by the laws of the State of Florida.

         17. ABBREVIATIONS. Customary abbreviations can be used in the name of a Security holder or an assignee, such as the following: TEN COM (= tenants in common); TEN ENT (= tenants by the entireties); JT TEN (= joint tenants with right of survivorship and not as tenants in common); CUST (= Custodian); and U/G/M/A (= Uniform Gifts to Minors Act).

         The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture, that has in it the text of this security in larger type. Requests should be made to: Chief Financial Officer, Cimetrix Incorporated, 100 North Tampa Street, Suit 3550, Tampa, Florida 33602.


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                                 ASSIGNMENT FORM


To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

         -----------------------------------------------------
             (insert assignee's Soc. Sec. or tax I.D. no.)

         -----------------------------------------------------

         -----------------------------------------------------

         -----------------------------------------------------
         (print or type assignee's name, address, and zip code)

and irrevocably appoint ______________________________ as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

                                           -------------------

Date:                              Your Signature:
       --------------                              ----------------------------

                                                   ----------------------------

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:


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